Grant Thornton

October 8, 2015

Grant Thornton LLP
1717 Main Street, Suite 1800
Dallas, TX 75201-4667
T 214.561.2300
F 214.561.2370
GrantThornton.com
U.S. Securities and Exchange Commission	linkd.in/GrantThorntonUS twitter.com/GrantThorntonUS
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Westwood Holdings Group, Inc.
File No. 001-31234

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Westwood Holdings Group, Inc. dated October 3, 2015, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP

Grant Thornton LLP
U.S. member firm of Grant Thornton International Ltd